UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2009

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission File Number)	(IRS Employer
Jurisdiction Of Incorporation)	File Number)	Identification No.)

132 West 36th Street, 3rd Floor
New York, New York 10018
(Address of principal executive offices)

(646) 214-2880
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On or around June 16, 2009, Acies Corporation (the “Company”) and LADP, LLC, a Delaware limited liability company (“LADP”) agreed to terminate their previously announced February 5, 2009, Amended and Restated Share Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company had planned to acquire the ownership of L.A. Digital Post, Inc., a California corporation (“LA Digital”), and change its operations to that of LA Digital, the rental of post-production video and film editing equipment.

The parties agreed to terminate the Exchange Agreement as a required closing condition of the Exchange Agreement, LADP’s requirement to obtain the consent of Bank of America to the Exchange Agreement and the transactions contemplated therein, could not be obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date: June 18, 2009